                                                         EXHIBIT 5.01


                  Buchanan Ingersoll Professional Corporation
                                   Attorneys
                          58th Floor, 600 Grant Street
                           Pittsburgh, PA  15219-2887


                                                         March 4, 1994



Adelphia Communications Corporation
5 West Third Street
Coudersport, PA  16915

Dear Sirs:

  We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation (the "Company"), in connection with the proposed exchange (the "Exchange Offer") by the Company of 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B (the "New Notes") for an equal principal amount of its outstanding 9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A (the "Old Notes"), of which an aggregate of $150,000,000 in principal amount is outstanding as of the date hereof.

  In connection with the proposed Exchange Offer, we have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-4 covering the exchange of the New Notes filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), including the Prospectus filed as a part of the Registration Statement, the Indenture dated February 22, 1994 with respect to the New Notes (the "Indenture"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

  We understand that the New Notes are to be issued and exchanged in the manner described in the Prospectus which is a part of the Registration Statement.

  Based on the foregoing, we are of the opinion that:

     1. The issuance and exchange of the New Notes pursuant to the terms of the Registration Statement have been duly authorized by proper corporate action of the Company.

     2. When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the New Notes have been duly issued and exchanged in accordance with the terms thereof